EXH 10.19

                                  March 1, 1999

Dr. Martin Weinstein
111 Sheffield Drive
San Antonio, TX 78218

Dear Marty:

     Reference is made to the Employment Agreement dated as of October 1, 1991 between Chromalloy Gas Turbine Corporation and you, as amended by Agreement dated as of June 1, 1993, as further amended by letter agreement dated as of February 23, 1995 and as further amended by Agreement dated as of June 1, 1996 (the "Agreement"). This shall confirm that the term of the Agreement as specified in Paragraph 1(a) thereof is hereby extended for an additional three (3) year period commencing as of January 1, 2000 and expiring December 31, 2002. The foregoing is expressly subject to the provisions of Paragraphs 3 and 4 of the Agreement.

     This shall also confirm that the first sentence of Paragraph
2(a)(i) of the Agreement is hereby amended to read in its entirety as follows:

     Aa salary (ABase Salary@) at the rate of $530,700 a year (that being the effective rate commencing March 1, 1999) payable in approximately equal installments no less frequently than bi-weekly, and subject to annual review in the same manner as reviews are held for other executive officers of Sequa;@

     Except as set forth above, this letter shall not amend or affect your Agreement; said Agreement, as hereby amended, shall remain in full force and effect. If the above is in accordance with your understanding, please sign the enclosed duplicate of this letter and return it to the undersigned. Upon our receipt of such fully executed copy, this shall constitute a binding agreement between us.

                                  CHROMALLOY GAS TURBINE CORPORATION



                                  By:_________________________________
                                      Norman E. Alexander, Director


                                  By:_________________________________
                                      Stuart Z. Krinsly, Vice President

AGREED TO AND ACCEPTED:

By:___________________________Date:___________
        Martin Weinstein